EXHIBIT 99.1

Contact:	Mark Semer or Micheline Tang
Kekst and Company
(212)521-4802

SALTON, INC. TO ACQUIRE UNITED PET GROUP FROM SPECTRUM BRANDS

Acquisition Establishes Salton as Preeminent Global Supplier

of Small Household Appliances and Pet Supplies

Transaction Builds on Successful Integration of Salton and Applica

MIRAMAR, Florida, May 21, 2008 -- Salton, Inc. (Pink Sheets: SFPI) today announced that it has entered into a definitive agreement to acquire United Pet Group (“UPG”), the global pet business of Spectrum Brands, Inc. (NYSE: SPC), for an amount (subject to customary adjustments, including for working capital, indebtedness and seller transaction expenses) equal to approximately $692.5 million in cash plus additional consideration in the form of $98 million of Spectrum's Variable Rate Toggle Senior Subordinated Notes due 2013 and $124.5 million of Spectrum's Senior Subordinated Notes due February 1, 2015 (in each case taking into account the principal amount thereof and any accrued interest thereon). Salton expects to finance the transaction with an equity investment provided by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, "Harbinger Capital Partners"), the controlling stockholders of Salton. As part of such investment, Harbinger Capital Partners will contribute the Spectrum notes to Salton. Salton has also received a financing commitment for credit facilities totaling $325 million, though the acquisition of United Pet Group is not contingent on any financing requirement.

UPG is a global marketer and manufacturer of a variety of leading branded pet supplies for fish, dogs, cats, birds and other small domestic animals. UPG has a broad line of consumer and commercial aquatics products, including integrated aquarium kits, standalone tanks and stands, filtration systems, heaters, pumps, and other equipment, fish food and water treatment products. Its largest aquatics brands are Tetra®, Marineland®, Whisper®, Jungle® and Instant Ocean®. UPG also sells a variety of specialty pet products, including dog and cat treats, small animal food and treats, clean up and training aid products, health and grooming aids, and bedding products. Its largest specialty pet brands include 8in1®, Dingo®, Firstrax®, Nature’s Miracle® and Wild Harvest®. The business has grown consistently in recent years and posted revenues of $563 million in the year ended September 30, 2007. Salton expects to integrate its existing LitterMaid® self-cleaning cat litter box business into UPG, strengthening its position as one of the largest U.S. companies engaged in the supply of specialty pet products and providing it with a strong growth platform in that market.

John A. Heil, Co-Chief Operating Officer and President, Global Pet Supplies of Spectrum Brands, will continue to lead UPG under Salton’s ownership. UPG will operate as a standalone business with dedicated sales and marketing, and research and development.

Terry L. Polistina, President and Chief Executive Officer of Salton, said: “Over the past five months, we have successfully integrated the Salton and Applica businesses, and we are now ready to take the next step in enhancing our range of product offerings and market reach. The addition of the United Pet Group establishes Salton as one of the leading providers of specialty pet supplies. UPG is well positioned for continued success with strong market positions, diversified product offerings and established customer relationships. We believe there are many opportunities to continue to leverage our core competency in electronics within the specialty pet business using UPG’s brands and global distribution channels. We expect to realize considerable revenue synergies, as our LitterMaid® business will benefit from UPG’s geographic reach. This acquisition is another step towards our goal of becoming a preeminent global provider of high quality, innovative consumer products in multiple categories, brands and price points.”

David M. Maura, Chairman of Salton and a Vice President and Director of Investments of Harbinger Capital Partners, said: “We are delighted to support the Company as it pursues a very exciting growth initiative in an attractive business segment. Terry and his team have done a great job transforming Salton and Applica into a world-class growth platform. In the 2007 calendar year, the Company grew cash flow from operations by approximately $37 million and outstanding debt decreased by $150 million prior to the merger of Salton and Applica in December 2007. Subsequently, the management team integrated Salton and Applica in an impressively quick five months, realizing significant synergies that will drive solid EBITDA generation for 2008.

“Salton is now ready to take the next step forward, and United Pet Group will strengthen the Company, given its leading position in the high margin pet supply sector,” continued Mr. Maura. “I am confident that Salton will realize revenue synergies, while also maintaining UPG’s distinct competitive strengths in customer relationships and distribution, among other areas. Harbinger Capital Partners is proud to partner with Salton’s management team to build the business and we look forward to a successful future.”

Completion of the transaction, which is expected in the summer of 2008, is subject to Hart-Scott-Rodino approval and customary closing conditions.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and SJ Berwin LLP are acting as legal advisors and Credit Suisse and Centerview Partners LLC are acting as financial advisors to Salton in connection with the acquisition. Akin Gump Strauss Hauer & Feld LLP acted as legal advisor and Duff & Phelps (NYSE: DUF) acted as financial advisor to the Independent Committee of Salton’s Board of Directors that negotiated the terms of the Harbinger Capital Partners equity investment.

About Salton, Inc.

Based in Miramar, Florida, Salton, Inc. and its subsidiaries are leading marketers and distributors of a broad range of branded small household appliances. Salton markets and distributes small kitchen and home appliances, pet and pest products, and personal care products. Salton has a broad portfolio of well recognized brand names, including Black & Decker®, George Foreman®, Russell Hobbs®, Toastmaster®, LitterMaid®, and Farberware®. Salton's customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect,' "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the synergies, efficiencies, overhead savings, costs and charges and anticipated financial impacts of the acquisition and related transactions; the satisfaction of the closing conditions to the acquisition and related transactions; and the timing of the completion of the acquisition and related transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the ability to obtain governmental approvals of the acquisition on the proposed terms and schedule, (2) our ability to successfully integrate the two businesses, (3) the ability to fully realize the cost savings and any synergies from the acquisition within the proposed time frame, (4) disruption from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers, (5) fluctuations in the Chinese currency; (6) changes in the sales prices, product mix or levels of consumer purchases of our products, (7) bankruptcy of or loss of major retail customers or suppliers, (8) changes in costs, including transportation costs, of raw materials, key component parts or sourced products, (9) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (10) changes in suppliers, (11) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and UPG buy, operate and/or sell products, (12) product liability, regulatory actions or other litigation, warranty claims or returns of products, (13) customer acceptance of changes in costs of, or delays in the development of new products, (14) increased competition, including consolidation within the industry, as well as other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the acquisition or other matters and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances that arise after the date hereof.

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